Exhibit 7(b)(3)

Unaudited Notes to Pro Forma Combined Statements of Operations
--------------------------------------------------------------


1.     PERIOD PRESENTED

          The unaudited pro forma combined condensed statement of operations for the year ended December 31, 1996 combines the results of operations of P-COM with the results of operations of CSM for the same period. The results of operations of P-COM reported in its Quarterly Report on Form 10-Q ("Form 10-Q") for the three month period ended March 31, 1997 include the results of operations of CSM for the period from the date of the acquisition (March 7, 1997) through March 31, 1997. The unaudited pro forma combined condensed statement of operations for the three months ended March 31, 1997 combines the results of operations of P-COM as reported in its Form 10-Q with the results of operations of CSM for the period from January 1, 1997 through the day prior to the acquisition.


2.     THE ACQUISITION

          The total purchase price aggregates $22.6 million and includes $128,000 of direct acquisition costs. The purchase price was allocated to the assets acquired and liabilities assumed based on the estimated fair market values for all other identifiable tangible and intangible assets at the acquisition date. The allocation of the purchase price is as follows (in thousands):

              Cash and cash equivalents          $      330
              Other current assets                       53
              Property and equipment                    222
              Non-current assets                          5
              Intangible assets                      22,228
              Customer advances                        (210)
                                                 ----------
                                                 $   22,628
                                                 ==========


3.     ADJUSTMENTS TO STATEMENTS OF OPERATIONS

          To reflect the amortization of intangible assets over the estimated lives (in thousands):

                       Value at          Estimated
                      Acquisition          Lives        Quarter       Year
                      -----------        ---------      -------       ----

Goodwill                 22,228              20           278        1,111